Chisholm,
     Bierwolf &                                 533 West 2600 South, Suite 250
       Nilson, LLC                                       Bountiful, Utah 84010
                                                         Office (801) 292-8756
Certified Public Accountants                                Fax (801) 292-8809

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                 CONSENT OF INDEPENDENT AUDITORS




We hereby consent to the use of our report dated March 23, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form SB-2) of View Systems, Inc. for the fiscal year ended December 31, 2004 and 2003.



/s/ CHISHOLM, BIERWOLF & NILSON

Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
October 10, 2005